EXHIBIT 5
                                                                       ---------

                          SUPPLEMENTAL VOTING AGREEMENT

     This VOTING AGREEMENT (this "Agreement") is made as of October __, 2002, among HarbourVest Partners V - Direct Fund and L.P., HarbourVest Partners VI - Direct Fund, L.P. (the "HarbourVest Funds"), Abiliti Solutions, Inc., a Missouri corporation ("Abiliti", and together with the HarbourVest Funds, the "Stockholders") and Behrman Capital II, L.P. and Strategic Entrepreneur Fund II, L.P. (together, the "Behrman Entities").

     A. Daleen Technologies, Inc. ("Daleen"), and the Behrman Entities are entering concurrent with the execution of this Agreement into an Investment Agreement (the "Investment Agreement") pursuant to which the Behrman Entities are investing approximately $5 million into securities and warrants issued by Daleen.

     B. The Stockholders and the Behrman Entities are or, in the case of Abiliti and the Behrman Entities, upon the consummation of the transactions contemplated by the Asset Purchase Agreement, of even date herewith, among Abiliti, Daleen and Daleen Solutions, Inc. (the "Purchase Agreement") and the transactions contemplated by the Investment Agreement, of even date herewith, among Daleen and the Behrman Entities (the "Investment Agreement"), will be, holders of the capital stock of Daleen.

     B. It is a condition to the execution and delivery of the Investment Agreement that the Stockholders execute and deliver this Agreement pursuant to which the Stockholders commit to vote, at the next annual meeting of the stockholders in favor of the election as Class I Directors of Daleen, of two individuals to be designated by the Behrman Entities and Abiliti and the Behrman Entities commit to vote at the next annual meeting of stockholders in favor of the election as Class I Directors of Daleen, of one individual to be designated by the HarbourVest Entities.

     Accordingly, the parties hereto agree as follows:

     Section 1. Restrictions on Transfer. Until the termination of this Agreement in accordance with its terms, each Stockholder and each Behrman Entity agrees not to Transfer (or to agree to Transfer) any shares of the capital stock of Daleen ("Shares") owned of record or beneficially by such Stockholder or Behrman Entity; provided, however, that nothing herein shall prohibit a Stockholder or any Behrman Entity from making a Transfer of (or agreeing to Transfer) any Shares to any Affiliate (and, in the case of Abiliti, any creditor) of such Stockholder or Behrman Entity that prior to such Transfer has assumed such Stockholder's or Behrman Entity's, as the case may be, obligations under this Agreement by a written agreement in form and substance reasonably satisfactory to the HarbourVest Funds and the Behrman Entities. "Transfer" means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or sufferage of a lien or encumbrance in or upon, or the gift, placement in trust, or the constructive sale or other disposition of such security (including transfers by testamentary or intestate succession) or any right, title or interest therein (including but not limited to any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or

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otherwise),  or the record or beneficial  ownership  thereof,  the offer to make such a sale, transfer, or other disposition of voting rights with respect to the Shares, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term "Affiliate" is used in this Agreement as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

     Section 2. Agreement to Vote. Until the termination of this Agreement in accordance with its terms, and conditioned solely upon the consummation of the transactions contemplated by the Purchase Agreement and the Investment Agreement having occurred, each Stockholder and Behrman Entity hereby irrevocably and unconditionally agrees to vote or to cause to be voted all of its Shares, to the extent the Shares carry the right to vote thereon, at the 2003 annual meeting of stockholders of Daleen or any postponement or continuation thereof, and in connection with any written consent of stockholders in lieu thereof, in favor of the election of the two persons who will be designated by the Behrman Entities and nominated by Daleen as Class I Directors of Daleen (the "Behrman Designees") and in favor of the election of the one person who will be designated by the HarbourVest Funds and nominated by Daleen as Class I Directors of Daleen (the "HarbourVest Designee"), and against the election of any nominees other than the Behrman Designees and the HarbourVest Designee.

     Section 3. Granting of Proxy.

     (a) In furtherance of the terms and provisions of this Agreement, each Stockholder hereby grants, conditioned solely upon the consummation of the transactions contemplated by the Purchase Agreement and the Investment Agreement having occurred, an irrevocable proxy (subject to Section 8(b)), coupled with an interest, to each of the Behrman Entities, for the sole purpose to vote all of the Shares beneficially owned by such Stockholder in favor of the election of the Behrman Designees in accordance with the provisions of Section 2. Each Stockholder hereby ratifies and approves of each and every action taken by each of the Behrman Entities pursuant to the foregoing proxy. Notwithstanding the foregoing, if requested by the Behrman Entities, each Stockholder will execute and deliver applicable proxy material in furtherance of the provisions of
Section 2 and this Section 3.

     (b) In furtherance of the terms and provisions of this Agreement, each of Abiliti and the Behrman Entities hereby grants, conditioned solely upon the consummation of the transactions contemplated by the Purchase Agreement and the Investment Agreement having occurred, an irrevocable proxy (subject to Section 8(b)), coupled with an interest, to each of the HarbourVest Funds, for the sole purpose to vote all of the Shares beneficially owned by Abiliti and the Behrman Entities in favor of the election of the HarbourVest Designee in accordance with the provisions of Section 2. Abiliti and each Behrman Entity hereby ratifies and approves of each and every action taken by each of the HarbourVest Funds pursuant to the foregoing proxy. Notwithstanding the foregoing, if requested by the HarbourVest Funds, each of Abiliti and each Behrman Entity will execute and deliver applicable proxy material in furtherance of the provisions of Section 2 and this Section 3.



     Section 4. Invalid Provisions.  If any provision of this Agreement shall be
invalid  or  unenforceable   under  applicable  law,  such  provision  shall  be

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ineffective to the extent of such invalidity or  unenforceability  only, without it affecting the remaining provisions of this Agreement.

     Section 5. Executed in Counterparts. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

     Section 6. Specific Performance.

     (a) The parties hereto agree that the failure for any reason of a Stockholder to perform any of his or its agreements or obligations under this Agreement would cause irreparable harm or injury to the Behrman Entities with respect to which money damages would not be an adequate remedy. Accordingly, each Stockholder agrees that, in seeking to enforce this Agreement against such Stockholder, the Behrman Entities shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy available at law, equity or otherwise.

     (b) The parties hereto agree that the failure for any reason of either Abiliti or any Behrman Entity to perform any of his or its agreements or obligations under this Agreement would cause irreparable harm or injury to the HarbourVest Funds with respect to which money damages would not be an adequate remedy. Accordingly, each of Abiliti and each Behrman Entity agrees that, in seeking to enforce this Agreement against such person or entity, the HarbourVest Funds shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy available at law, equity or otherwise.

     Section 7. GOVERNING LAW; SUBMISSION TO JURISDICTION. THE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF BROUGHT BY ANY OTHER PARTY HERETO OR ITS SUCCESSORS OR ASSIGNS SHALL BE BROUGHT AND DETERMINED IN THE STATE AND FEDERAL COURTS OF THE STATE OF MASSACHUSETTS, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY CLAIM (A) THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS FOR ANY REASON,
(B) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH

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SERVICE OF  JUDGMENT,  EXECUTION  OF  JUDGMENT,  OR  OTHERWISE),  AND (C) TO THE
FULLEST EXTENT PERMITTED BY THE APPLICABLE LAW, THAT (I) THE SUIT, ACTION OR PROCEEDING IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM, (II) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER AND (III) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

     Section 8. Amendments; Termination.

          (a)  This  Agreement  may  not  be  modified,   amended,   altered  or
supplemented, except upon the execution and delivery of a written agreement executed by all parties hereto.

          (b) Except for provisions of this Agreement that by their terms survive the termination hereof, the provisions of this Agreement shall terminate upon the earliest to occur of (i) the final adjournment of the 2003 annual meeting of the stockholders of Daleen and (ii) the termination of the Purchase Agreement in accordance with its terms.

     Section 9. Additional Shares. If, after the date hereof, any Stockholder or Behrman Entity acquires beneficial or record ownership of any additional shares of capital stock of Daleen (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of Daleen or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall thereafter be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by any Stockholder of beneficial ownership of such Additional Shares.

     Section 10. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of any individual
Stockholder, any Behrman Entity or any other individual, any executors, administrators, estates, legal representatives and heirs of such Stockholder, Behrman Entity or such individual) and permitted assigns; provided, however, that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations, under this Agreement, without (a) the consent of the Behrman Entities, in the case of any Stockholder, or (b) the consent of the HarbourVest Funds, in the case of the Behrman Entities. Without limiting the scope or effect of the restrictions on Transfer set forth in Section 2, each Stockholder and each Behrman Entity agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

     Section 12. Counterparts. This Agreement may be executed in any number of counterparts, all of which, when taken together, shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. The parties also expressly agree that this Agreement may be executed by original signatures delivered by facsimile.

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     In witness  whereof,  the parties hereto have executed this Agreement as of the date first written above.

                                      STOCKHOLDERS:

                                      HARBOURVEST PARTNERS V - DIRECT FUND, L.P.

                                      By:  HVP V-Direct Associates, L.L.C
                                           Its General Partner

                                      By:    HarbourVest Partners, LLC
                                             Its Managing Member


                                             By:  /s/ Ofer Nemirovsky
                                                  -----------------------------
                                                  Ofer Nemirovsky
                                                  Managing Director



                                      HARBOURVEST PARTNERS VI - DIRECT FUND,
                                      L.P.

                                      By:    HVP VI-Direct Associates, L.L.C
                                             Its Managing Member

                                      By:    HarbourVest Partners, LLC
                                             Its Managing Member


                                             By:  /s/ Ofer Nemirovsky
                                                  -----------------------------
                                                  Ofer Nemirovsky
                                                  Managing Director



                                      ABILITI SOLUTIONS, INC.



                                             By:  /s/ Gordon D. Quick
                                                  -----------------------------
                                                  Name:  Gordon D. Quick
                                                  Title:  President & CEO

                  [Signature page of Behrman Entities follows]

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                                      BEHRMAN ENTITIES:

                                      BEHRMAN CAPITAL II, L.P.

                                      By:  Behrman Brothers, LLC
                                      its General Partner


                                       By: /s/ William M. Matthes
                                         --------------------------------
                                              William M. Matthes,
                                              Managing Member



                                      STRATEGIC ENTREPRENEUR FUND II, L.P.


                                       By: /s/ William M. Matthes
                                         --------------------------------
                                              William M. Matthes,
                                              General Partner